EXHIBIT 99.1
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                    SAFE TRANSPORTATION SYSTEMS, INC., (STS)
                              ANNOUNCES RESIGNATION

Ian Pallett,  President and CEO of Safe Transportation  Systems,  Inc., (OTC BB:
SFTS), a Florida corporation located in Bellingham, Washington, announced today the resignation, effective July 31, 2002, of James B. Long, Executive Vice President and Director. Mr. Long has decided to return to the family home in Vancouver, Canada and intends to focus his efforts entirely on developing other business opportunities.

Mr. Pallett stated: "We want to thank James for his vision and creativity in founding Safe Transportation Systems, and truly appreciate all the hard work he has put in during the past years, particularly during the research and
development  phase  which  formed  the  basis  for   commercialization   of  our
technology."

The STS Accident Control and Anti-Jackknife Technology prevents tractor-trailers from losing control and jackknifing. The system helps prevent accidents by mechanically limiting the degree of rotation of the tractor relative to the trailer and is engaged during all normal highway-driving conditions. The STS System empowers drivers with the ability and confidence to use the full braking and steering capabilities of the tractor-trailer without fear of trailer swing, losing control, or jackknifing.

The corporate offices of Safe Transportation Systems, Inc. are located at 909 Lakeway Drive, Suite 208, Bellingham, WA 98226. For further information, please contact Ian Pallett, President and CEO at (360) 527-1112, or visit: www.us-sts.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PUBLICATION ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES INCLUDING BUT NOT LIMITED TO RISKS ASSOCIATED WITH THE UNCERTAINTY OF FUTURE FINANCIAL RESULTS, ADDITIONAL FINANCING REQUIREMENTS, DEVELOPMENT OF NEW PRODUCTS, GOVERNMENT APPROVAL PROCESSES, THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, TECHNOLOGICAL CHANGES, MARKET ACCEPTANCE OF PRODUCTS AND / OR TECHNOLOGIES, THE EFFECT OF ECONOMIC CONDITIONS; AND OTHER UNCERTAINTIES DETAILED IN THE COMPANYS' FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.